Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

CALITHERA BIOSCIENCES, INC.

Calithera Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST:    That the original Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of the Corporation (the “Certificate of Designations”) was originally filed with the Secretary of State of the State of Delaware on October 18, 2021.

SECOND:    The Board of Directors of the Corporation, in accordance with the provisions of Sections 141(f) and 242 of the DGCL, adopted resolutions with the effect of approving and adopting this Certificate of Amendment to the Certificate of Designations (the “Certificate of Amendment”) and authorizing and directing the officers of the Corporation, for and on behalf of the Corporation, to execute and file this Certificate of Amendment with the Secretary of State of the State of Delaware.

THIRD:    That Section 8 is hereby amended to add a new Section 8.7, as follows:

“8.7 Maximum Shares Issuable Upon Conversion. Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock to be issued upon the conversion of the Series A Preferred Stock shall not exceed 132,880,282 shares (subject to adjustment in the event of a stock split, stock dividend, combination or other proportionate adjustment).”

FOURTH:    This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

FIFTH:    This Certificate of Amendment was submitted to the sole stockholder of the Series A Preferred Stock and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware via written consent.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 23rd day of May, 2022.

CALITHERA BIOSCIENCES, INC.

By:	/s/ SUSAN M. MOLINEAUX, PH.D.
Name: Susan M. Molineaux, Ph.D.
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO CERTIFICATE OF DESIGNATIONS]